SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 26, 2004
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	0-3683	64-0471500
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

248 East Capitol Street
Jackson, MS 39201
(Address, including zip code, of principal executive office)

(601) 208-5111
(Registrant’s telephone number, including area code)

Item 5. Other Events

On April 21, 2004, Trustmark Corporation issued a press release announcing that Chairman and Chief Executive Officer, Richard G. Hickson, will make a presentation to the 8th Annual Gulf South Bank Conference at the Ritz-Carlton Hotel in New Orleans, Louisiana on Monday, April 26, 2004 at 3:45 p.m. CDT.

Investors may access a live listen-only webcast of Hickson’s comments and follow his slide presentation by visiting Trustmark’s website at www.trustmark.com and selecting the Company Summary option in the Investor Relations section. The presentation will be archived and available for 30 days.

Trustmark is a financial services company providing banking and financial solutions through over 145 offices and 2,400 associates in Mississippi, Florida, Tennessee and Texas.

Trustmark’s investor contacts are Zach Wasson, Executive Vice President and Chief Financial Officer (601-208-6816), and Joseph Rein, First Vice President (601-208-6898). Trustmark’s media contact is Gray Wiggers, Senior Vice President (601-208-5942).

Item 7. Financial Statements and Exhibits

(c) The following exhibit is filed as part of this Form 8-K.

Exhibit No.	Description

99.1	Presentation to analysts by Richard G. Hickson on April 26, 2004

Item 9. Regulation FD Disclosure

Attached hereto is the presentation mentioned above to be made by Chairman of the Board and Chief Executive Officer Richard G. Hickson on April 26, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer

Louis E. Greer
Chief Accounting Officer

DATE:	April 26, 2004

EXHIBIT INDEX

99.1	Presentation to analysts by Richard G. Hickson on April 26, 2004.